UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 14, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters of a Vote of Security Holders.

On June 14, 2016, Rocket Fuel Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s stockholders voted upon the following items:

1.
Each of Susan L. Bostrom, Ronald E.F. Codd and E. Randolph Wootton III was elected a Class III Director of the Company to hold office until the 2019 annual meeting of stockholders or until such director’s successor is duly elected and qualified. The votes for the election of directors are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Susan L. Bostrom	18,776,452	2,303,864	4,479,783	11,546,831
Ronald E.F. Codd	25,273,758	261,269	25,072	11,546,831
E. Randolph Wootton III	25,339,043	195,003	26,053	11,546,831

2.
The Company’s stockholders adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes involving the Company. The votes for the adoption of the amendment to the Bylaws are set forth below:

For	Against	Abstain	Broker Non-Votes
22,742,579	2,800,407	17,113	11,546,831

3.
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes for the ratification of appointment of Deloitte & Touche LLP are set forth below:

For	Against	Abstain	Broker Non-Votes
36,350,617	602,507	153,806	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ JoAnn C. Covington
JoAnn C. Covington Senior Vice President, General Counsel and Corporate Secretary

Date: June 15, 2016